Exhibit 5.1

Jason L. Kent

(858) 550-6044

jkent@cooley.com

January 6, 2012

Vical Incorporated

10390 Pacific Center Court

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by VICAL INCORPORATED, a Delaware corporation (the “Company”), of up to 15,333,334 shares of the Company’s common stock, par value $0.01 (the “Shares”), consisting of (i) 10,700,000 shares of common stock offered pursuant to Registration Statement No. 333-159103 (the “2009 Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated May 20, 2009 included therein (the “2009 Base Prospectus”), and the related prospectus supplement dated January 6, 2012 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the 2009 Base Prospectus, the “2009 Prospectus”) and (ii) up to 4,633,334 shares of common stock, including up to 2,000,000 shares that may be sold pursuant to the exercise of a 30-day option granted by the Company, offered pursuant to Registration Statement No. 333-164476 (the “2010 Registration Statement”) filed with the Commission under the Act, the prospectus dated January 29, 2010 included therein (the “2010 Base Prospectus”), and the related prospectus supplement dated January 6, 2012 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (together with the 2010 Base Prospectus, the “2010 Prospectus”). The 2009 Registration Statement and the 2010 Registration Statement are collectively referred to as the “Registration Statements”, and the 2009 Prospectus and the 2010 Prospectus are collectively referred to as the “Prospectuses”. The Shares are to be sold by the Company as described in the Registration Statements and the Prospectuses.

In connection with this opinion, we have examined and relied upon the Registration Statements and the Prospectuses, the Company’s Restated Certificate of Incorporation and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statements and the Prospectuses, will be validly issued, fully paid and nonassessable.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Vical Incorporated

January 6, 2012

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectuses and to the filing of this opinion as an exhibit to the Registration Statements.

Very truly yours,

Cooley LLP

By:	/s/ Jason L. Kent
Jason L. Kent

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM